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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 3, 1999

                                AUTONATION, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                  1-13107                              73-1105145
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         (COMMISSION FILE NUMBER)            (IRS EMPLOYER IDENTIFICATION NO.)

                              110 S.E. 6TH STREET
                         FT. LAUDERDALE, FLORIDA 33301
          ------------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 769-6000

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On May 3, 1999, AutoNation, Inc. (the "Company," formerly Republic Industries, Inc.) closed the sale of 100 million shares of Class A common stock of Republic Services, Inc. ("RSG"), the Company's former solid waste subsidiary. The common stock was sold in a public offering at a price of $16.875 per share, resulting in proceeds of approximately $1.63 billion, net of underwriting fees. The Company will re-invest the proceeds of the offering in capital projects, acquisitions and stock repurchases, as market conditions warrant. On April 27, 1999, RSG, the Company, and the Company's wholly owned subsidiary, AutoNation Insurance Company, Inc., entered into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch & Co. and each of the U.S. Underwriters named in the U.S. Purchase Agreement. On April 27, 1999, RSG, the Company and AutoNation Insurance Company, Inc. also entered into an International Purchase Agreement with Merrill Lynch International and each of the International Managers named therein (the "International Purchase Agreement"). The U.S. Underwriters named in the U.S. Purchase Agreement and the International Managers named in the International Purchase Agreement have the right to acquire the remaining 12.1 million shares of RSG Class A common stock held by the Company at the offering price of $16.875 per share until May 26, 1999 to cover over-allotments.

         Prior to this offering, the Company owned approximately 63.9% of RSG's common stock. In March 1999, the Company decided to sell its remaining interest in RSG instead of distributing such shares to the Company's stockholders on a tax-free basis because the Company was unable to obtain a favorable ruling from the Internal Revenue Service.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Not applicable

         (b)  Pro Forma Financial Information

                  Disposition of Solid Waste Services Segment

                   As described under Item 2 above, on May 3, 1999, the Company received the proceeds from the sale of 100 million shares of RSG Class A common stock totaling approximately $1.63 billion, net of underwriting fees. The Company's shareholders' equity, as reported in its Form 10-Q for the quarterly period ended March 31, 1999, was $5,393.8 million as of March 31, 1999. Had the transaction described above occurred on March 31, 1999, the Company's unaudited pro forma shareholders' equity would have been approximately $5,800.0 million. Unaudited pro forma shareholders' equity reflects the estimated gain on the sale of the 100 million shares of RSG Class A common stock, net of income taxes, and the write-up to fair value of the remaining 12.1 million shares, net of income taxes, as required under Statement of Financial Accounting Standards Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

                  The Company's solid waste services segment has been accounted for as discontinued operations. As such, the results of operations of this segment have been classified as discontinued operations for all periods presented in the Company's consolidated financial statements included in its Form 10-K for the year ended December 31, 1998 and its Form 10-Q for the quarterly period ended March 31, 1999. Accordingly, no further pro forma statement of operations data is required under this Item.

         (c)  Exhibits

              The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AUTONATION, INC.



                                            /s/ James O. Cole
                                            -----------------------------------
                                            James O. Cole
                                            Senior Vice President,
                                            General Counsel and Secretary

Dated: May 14, 1999


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                               INDEX TO EXHIBITS

EXHIBIT       EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
1.1           U.S. Purchase Agreement dated April 27, 1999, between Republic
              Services, Inc., AutoNation, Inc. and AutoNation Insurance
              Company, Inc. and Merrill Lynch, Pierce, Fenner & Smith
              Incorporated, Merrill Lynch & Co. and each of the U.S.
              Underwriters named therein.

1.2 International Purchase Agreement dated April 27, 1999, between Republic Services, Inc., AutoNation, Inc. and AutoNation Insurance Company, Inc. and Merrill Lynch International and each of the International Managers named therein.